SALE AND PURCHASE AGREEMENT

This Agreement for sale and purchase together with the Exhibits A to E attached hereto, hereinafter referred to as "Contract" or "Agreement", is executed this 17th day of June, 2011, by and between, A. Sudhish M. P. Anandan of 18, SSS1/43, Kampung Tunku, 47300 Petaling Jaya, Selangor D.E, Malaysia, Kam Chong Heng of 18, SSS1/39, Kampung Tunku, 47300 Petaling Jaya, Selangor D.E, Malaysia and Thanabalasingam S. Manickam of No 21, Jalan U6/2B, Desa Subang Permai, 40150 Shah Alam, Selangor D.E, Malaysia, hereinafter collectively referred to as "Seller", and Intelligent Communication Enterprise Corporation Inc., a company incorporated in Pennsylvania, USA, Corporation, and whose registered office is 1515 Market Street, Suite 1210, Philadelphia, PA 19102, United States of America, hereinafter referred to as "Buyer"

Seller or Buyer is referred to individually as “Party” and Buyer and Seller collectively are referred to as “the Parties” in this Agreement.

WITNESSETH:

WHEREAS, Seller is the beneficial owner of all shares (hereinafter referred to as “the Shares”), of i-amtv Limited, a company incorporated in Brunei Darussalam, whose registered office is at Room 51, 5th Floor, Brittania House, Jalan Cator, Bandar Seri Begawan BS8811, Negara Brunei Darussalam (and its subsidiary companies), hereinafter referred to as the "Company"; and

WHEREAS, during the twelve months prior to this Agreement the Seller has held senior executive positions within the Company and is considered to be aware of all material facts about the Company; and

WHEREAS, Buyer is desirous of acquiring a percentage of the Shares and Seller is desirous of selling those Shares to Buyer;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter contained, the Seller agrees to sell and the Buyer agrees to buy the Shares upon the following terms and conditions.

1.  PURCHASE PRICE AND METHOD OF PAYMENT.  Buyer shall pay and Seller shall accept the Purchase Price for the Shares in the manner of payment set forth in Exhibit "B" attached hereto and made a part hereof.

2.  EFFECTIVE DATE AND CLOSING.  This Agreement is effective and binding on the Parties on 18th day of June, 2011 (the “Effective Date”), with the closing of the transactions contemplated by this Agreement, to be 1st July 2011, and hereinafter referred to as the “Closing Date, in Kuala Lumpur as the Parties hereto may agree.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	1

3.  REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller represents and warrants to Buyer the correctness, truthfulness and accuracy of the matters shown on Exhibit "C" attached hereto, all of which shall survive closing.  In addition, Seller represents and warrants to Buyer that the documents enumerated in Exhibit "D" attached hereto and made a part hereof, are true, authentic and correct copies of the original, or, if appropriate, the originals themselves, and no alterations or modifications thereof have been made.

4.  TRANSACTIONS PRIOR TO CLOSING.  Seller hereby covenants the following:

a. Conduct of Seller's Business Until Closing.  Except as Buyer may otherwise consent in writing prior to the Closing Date, Seller will not enter into any transaction, take any action or fail to take any action which would result in, or could reasonably be expected to result in or cause any of the representations and warranties of Seller contained in this Agreement to be void, invalid or false on the Closing Date.

b. Resignations.  Seller shall deliver to Buyer prior to the Closing Date, such resignations of officers or employees of the business as Buyer shall indicate, each such resignation to be effective on the Closing Date.

c. Satisfactions.  Seller shall deliver to Buyer on the Closing Date a satisfaction of any encumbrance or lien on the Shares satisfactory in form and substance to the Buyer indicating that the then outstanding unpaid principal balance of any promissory note secured thereby has been paid in full prior to or simultaneously with the closing.

d. Advice of Changes and Claims.  Between the date hereof and the Closing Date, Seller will promptly advise Buyer in writing of any fact including but not limited to any impending legal action, threat of legal action or other claims whatsoever which, if existing or known at the date hereof, that would adversely affect the value of the Shares would have been required to be set forth herein or disclosed pursuant to this Agreement.

e. Documents.  Seller shall deliver to Buyer at closing such documents which are, in Buyer's sole discretion, necessary to fully satisfy the objectives of this Agreement in content and form reasonably intended to do so.

5.           SELLER’S OBLIGATIONS TO THE COMPANY.

a. The Seller will continue to work and deliver all of the services they have been providing, prior to the closing, to and/or on behalf of the company in good faith for a period of not less than thirty-six (36) months after the Effective Date of this Agreement.

b. Should the buyer exercise the option to acquire the remaining shares in the company, the Seller commits to continue to work and deliver all of the services they have been providing, prior to the Effective Date, to and/or on behalf of the company in good faith for a period of twelve (12) months, or for a period mutually agreed to between the parties, from the execution of the agreement for the buy-out of the remaining shares.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	2

c. Within twelve (12) months of the Effective Date of this Agreement, the Seller commits to put in place a team to perform all the functions and tasks necessary for the continued smooth operations of i-amtv Limited.

d. Post-Closing Condition.  The Seller undertakes to procure an addendum to i-amtv’s existing agreement with The Music Kampany Sdn. Bhd. (“Music Kampany”) that commits Music Kampany to continue providing its services for a period not less than thirty-six (36) months from the Effective Date.  Such addendum to the agreement shall be in a form agreeable to the Buyer.

6.  EXPENSES.  Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including but not limited to the fees and expenses of its counsel and its certified public accountants.

7.  GENERAL.

a. Survival of Representations and Warranties.  Each of the parties to this Agreement covenants and agrees that their respective representations, warranties, covenants, statements, and agreements contained in this Agreement shall survive the Closing Date.  Except as set forth in this Agreement, the exhibits hereto or in the documents and papers delivered by Seller to Buyer in connection herewith, there are no other agreements, representations, warranties, or covenants by or among the parties hereto with respect to the subject matter hereof.

b. Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or therein and in any documents delivered in connection herewith or therewith.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

c. Notices.  All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid,

To Seller:

i-amtv Limited
E02-02, East Wing,
Business Park Subang Square,
SS15/4G, 47500, Subang Jaya,
Selangor D.E.,
Malaysia

To Buyer:

Intelligent Communication Enterprise Corporation Inc.
13, Spottiswoode Park Road,
Singapore, 088640
Singapore

or to such other address as such party shall have specified by notice in writing to the other party.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	3

d. Sections and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretations of this Agreement.

e. Governing Law.  This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of New York.  The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in the State of New York.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.  In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

f. Conditions Precedent.  The Conditions Precedent to the enforceability of this Agreement are outlined more fully in Exhibit "E", attached hereto and made a part hereof.  In the event that said Conditions Precedent are not fulfilled by the appropriate dates thereof, then this Agreement shall be deemed null and void and any deposits or other form of advance compensation paid at said time shall be returned to the Buyer forthwith.

g. Captions.  The Captions of this contract are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this contract, or the intent of any provisions hereof.

h. Typewritten or Handwritten Provisions.  Hand-written provisions inserted in this contract and typewritten provisions initialed by both parties shall control over the typewritten provisions in conflict therewith.

i. Time is of the Essence.  Time and timely performance are of the essence of this contract and of the covenants and provisions hereunder.

j. Successors and Assigns.  Rights and obligations created by this contract shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.  Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

k. Contractual Procedures.  Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

l. Extraordinary Remedies.  To the extent cognizable at law, the parties hereto, in the event of breach and in addition to any and all other remedies available thereto, may obtain injunctive relief, regardless of whether the injured party can demonstrate that no adequate remedy exists at law.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	4

m. Non-Compete: Seller shall refrain from entering into any trade that directly or indirectly competes with the Company for a period of one year from closing.  This restriction would apply globally.  During such one year term, the Seller will not engage in such business on his own account, or become interested therein, directly or indirectly, as an individual, partner, shareholder, director, consultant, independent contractor, officer, clerk, principal, agent, employee, trustee, or in any relation or capacity whatsoever.  In addition, Seller shall not solicit or induce any employee of the Company to terminate their employment with the Company for a three year period commencing from the date when this agreement is signed.

8.  INITIALS AND EXHIBITS.  This contract shall not be valid and enforceable unless it is properly executed by Buyer and Seller and their initials affixed to each page of the exhibits attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto and signed by an officer thereunto duly authorized and attested under the corporate seal of the Secretary of the Corporate party hereto, if any, all on the date and year first above written.

Signed, sealed and delivered in the presence of:

For Seller

For and on behalf of
I-AMTV LIMITED

/s/  A. Sudhish M. P. Anandan
By: A. Sudhish M. P. Anandan
Date: 17 June 2011

/s/  Kam Chong Heng
By: Kam Chong Heng
Date: 17 June 2011

/s/ Thanabalasingam S. Manickam
By: Thanabalasingam S. Manickam
Date: 17 June 2011

For Buyer /s/ Bala Balamurali By: Bala Balamurali Date: 17 June 2011
Witnessed by: /s/ Viji Rajasundram Name: Viji Rajasundram Date 17th June 2011	Witnessed by: /s/ Viji Rajasundram Name: Viji Rajasundram Date 17 June 2011

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	5

EXHIBIT "A"

THE SHARES:

a. The Seller offers and the Buyer accepts to swap Forty Percent (40%) of the total shares available in i-amtv Limited, in exchange for a number of shares in Intelligent Communication Enterprise Corporation Inc. (“ICE Corp” ) equivalent to the amount defined in Exhibit “B”.

b. The Seller further offers an irrevocable option, to the Buyer, for the outright purchase of the remaining Sixty Percent (60%) of the shares held by the Seller.

c. This irrevocable option is offered by the Seller to the Buyer for a period of twenty-four (24) months from the Effective Date of this Agreement (“Option Period”), after which this option lapses.

d. The amount to be paid and the terms of payment are described in Exhibit “B”

e. The Seller warrants that they will not sell the remaining shares they hold in i-amtv Limited within the twenty-four (24) month Option Period to any other party other than the Buyer.

f. The Seller warrants that they will not issue additional shares, subsequent to the Closing Date, unless agreed to by the Buyer, in writing.

Initials:

Seller /s/ BSM

Buyer /s/ BM

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	6

EXHIBIT "B"

AMOUNT AND PAYMENT OF PURCHASE PRICE IN THE FORM OF SHARES IN INTELLIGENT COMMUNICATION ENTERPRISE CORPORATION INC. (“ICE Corp”):

a. In consideration for the forty percent of shares in i-amtv Limited, the Buyer will pay to the Seller with shares of ICE Corp, an equivalent to the value of United States Dollars Three Hundred and Eighty Thousand Only (US$380,000).

b. The unit price of the ICE Corp shares ( OTCBB : ICMC ) will be determined to be the value weighted average price per share over a ten day period, prior to the Effective Date of this Agreement.

c. If and when the Buyer exercises the option to purchase the remaining Sixty Percent (60%) of shares in i-amtv Limited held by the Seller after the execution of this Agreement, the Buyer and Seller agree that the Buyer must pay the predetermined price of United States Dollars One Million One Hundred and Forty Thousand Dollars (US$1,140,000) Only for those shares.

d. The Buyer will pay the Seller in cash to exercise the option to buy the remaining (60%) shares in i-amtv Limited.

Initials:

Seller /s/ BSM

Buyer /s/ BM

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	7

EXHIBIT "C"

REPRESENTATIONS AND WARRANTIES OF SELLER

In this Exhibit C, “Seller’s Knowledge” means a fact, circumstance, or other matter of which the Seller has actual knowledge or reasonably should have knowledge after due inquiry of its i-amtv Limited’s officers, directors, and key employees and reasonable review of its books and records

A:           REPRESENTATIONS AND WARRANTIES: The Seller represents and warrants to the Buyer as follows as of the Effective Date of this Agreement.

1.
Organization, Good Standing, and Qualification.  i-amtv Limited (including its subsidiaries If any) is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted and to own its properties.

2.	Authorization. Seller has full power and authority and has taken all requisite action on the part of Seller necessary for the authorization, execution, and delivery of this Agreement.

3.	Consents. The execution, delivery, and performance by Seller of this Agreement requires no consent of, action by or in respect of, or filing with any Person, governmental body, agency, or official.

4.
Intellectual Property Rights over video and audio content/media.  Seller warrants that i-amtv Limited continues to own all rights for the content / media both video and audio, for all territories including but not limited to Cable, Satellite , Terrestrial and Internet (IPTV) Television and Radio broadcast.

5.
Term of Intellectual Property Rights. i-amtv Limited will retain  its rights over the content it owns, or contents to which it has had broadcast rights assigned to it by the rightful owners for a period of not less than thirty-six (36) months from the Effective Date of this Agreement.

6.	i-amtv brand name, Logo. i-amtv Limited owns the i-amtv brand name and the i-amtv logo included below :

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	8

7.	Internet Domain “www.i-amtv.com”. i-amtv Limited owns the Internet domain “www.i-amtv.com”.

8.	No Material Adverse Change. Since the 23rd day of March, 2011, except as described herein, there has not been:

a.           any change in the consolidated assets, liabilities, financial condition, or operating results of i-amtv Limited, except for changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
b.           any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of i-amtv Limited, or any redemption or repurchase of any securities of i-amtv Limited;
c.           any material damage, destruction, or loss, whether or not covered by insurance to any assets or properties of i-amtv Limited or its Subsidiaries;
d.           any waiver, not in the ordinary course of business, by i-amtv Limited or any Subsidiary of a material right or of a material debt owed to it;
e.           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by i-amtv Limited or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, or business of i-amtv Limited and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);
f.           any change or amendment to i-amtv Limited’s charter documents, or material change to any material contract or arrangement by which i-amtv Limited or any Subsidiary is bound or to which any of their respective assets or properties is subject;
g.           any material labor difficulties or labor union organizing activities with respect to employees of i-amtv Limited or any Subsidiary;
h.           any transaction entered into by i-amtv Limited or a Subsidiary other than in the ordinary course of business;
i.           the loss of the services of any key employee or material change in the composition or duties of the senior management of i-amtv Limited or any Subsidiary;
j.           the loss or threatened loss of any customer that has had or could reasonably be expected to have a Material Adverse Effect; or
k.           any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	9

9.
No Conflict, Breach, Violation, or Default.  To Seller’s Knowledge, the execution, delivery, and performance of this Agreement by Seller will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) –amtv Limited’s charter documents in effect on the date hereof (copies of which have been provided to Buyer before the date hereof); or (b)(i) any statute, rule, regulation, or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over i-amtv Limited, any Subsidiary, or any of their respective assets or properties, or (ii) any agreement or instrument to which i-amtv Limited or any Subsidiary is a party or by which i-amtv Limited or a Subsidiary is bound or to which any of their respective assets or properties is subject.

10.
Tax Matters.  To Seller’s Knowledge, i-amtv Limited have timely prepared and filed all tax returns required to have been filed by i-amtv Limited with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals, and reserves on the books of the i-amtv Limited  in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against i-amtv Limited nor, to Seller’s Knowledge, any basis for the assessment of any additional taxes, penalties, or interest for any fiscal period or audits by any federal, state, or local taxing authority, except for any assessment that is not material to i-amtv Limited taken as a whole.  To Seller’s Knowledge all taxes and other assessments and levies that i-amtv Limited is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to Seller’s Knowledge, threatened against Seller or any Subsidiary or any of their respective assets or property.  There are no outstanding tax-sharing agreements or other such arrangements between i-amtv Limited or other corporation or entity.

11.
Title to Properties.  To the Seller’s Knowledge, i-amtv Limited has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances, and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and i-amtv Limited holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

12.
Certificates, Authorities, and Permits.  To Seller’s Knowledge, i-amtv Limited possess adequate certificates, authorities, or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and i-amtv Limited has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, or permit that, if determined adversely to Seller or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

13.	No Labor Disputes. No material labor dispute with the employees of i-amtv Limited exists or, to Seller’s Knowledge, is imminent.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	10

14.	Intellectual Property

a.
To Seller’s knowledge, all Intellectual Property of i-amtv Limited is currently in compliance with all legal requirements (including timely filings, proofs, and payments of fees) and is valid and enforceable.  No Intellectual Property of i-amtv Limited that is necessary for the conduct of i-amtv Limited’s business is currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute, or litigation and, to Seller’s Knowledge, no such action is threatened.  No patent of i-amtv Limited has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

b.
All of the licenses and sublicenses and consent, royalty, or other agreements concerning Intellectual Property that are necessary for the conduct of i-amtv Limited’s business as currently conducted or as currently proposed to be conducted to which i-amtv Limited is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than US$3,000 per license) are valid and binding obligations of i-amtv Limited that is party thereto and, to Seller’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition that will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by i-amtv Limited under any such license agreement.

c.
To Seller’s knowledge, i-amtv Limited owns or have the valid right to use all of the Intellectual Property that is necessary for the conduct of i-amtv Limited’s business as currently conducted or as currently proposed to be conducted and for the ownership, maintenance, and operation of i-amtv Limited’s properties and assets, free and clear of all liens, encumbrances, adverse claims, or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of i-amtv Limited’s business.  i-amtv Limited has a valid and enforceable right to use all third-party Intellectual Property and Confidential Information used or held for use in the respective businesses of i-amtv Limited.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	11

d.
To Seller’s knowledge, the conduct of i-amtv Limited’s business as currently conducted does not Infringe any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party and the Intellectual Property and Confidential Information of i-amtv Limited that are necessary for the conduct of i-amtv Limited’s business as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to Seller’s Knowledge, threatened or imminent that seeks to limit or challenge or that concerns the ownership, use, validity, or enforceability of any Intellectual Property or Confidential Information of i-amtv Limited and i-amtv Limited’s use of any Intellectual Property or Confidential Information owned by a third party and, to Seller’s Knowledge, there is no valid basis for the same.

e.
To Seller’s knowledge, the consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of, or restriction on i-amtv Limited’s  ownership or right to use any of the Intellectual Property or Confidential Information that is necessary for the conduct of i-amtv Limited’s business as currently conducted or as currently proposed to be conducted.

f.
All software owned by i-amtv Limited and, to Seller’s Knowledge, all software licensed from third parties by i-amtv Limited: (i) is free from any material defect, bug, virus, or programming, design, or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

g.
i-amtv Limited has taken reasonable steps to protect the rights of i-amtv Limited in their Intellectual Property and Confidential Information.  Each employee, consultant, and contractor that has had access to Confidential Information that is necessary for the conduct of the i-amtv Limited’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with i-amtv Limited’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Confidential Information of i-amtv Limited to any third party.

15.
Litigation.  There are no pending actions, suits, or proceedings against or affecting i-amtv Limited, or any of its properties; and to Seller’s Knowledge, no such actions, suits, or proceedings are threatened or contemplated.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	12

16.
Financial Statements.  The financial statements of i-amtv Limited present fairly, in all material respects, the consolidated financial position of i-amtv Limited as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto).  Except as set forth in the financial statements described in Exhibit “D”, i-amtv Limited has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business and consistent (as to amount and nature) with past practices since the date of such financial statements, individually or in the aggregate, that have or could reasonably be expected to have a Material Adverse Effect.

17.
Insurance Coverage.  To Seller’s Knowledge, i-amtv Limited maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by i-amtv Limited, and Seller reasonably believes such insurance coverage to be adequate against all liabilities, claims, and risks against which it is customary for comparably situated companies to insure.

18.
Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest, or claim against or upon Seller, i-amtv Limited, or Buyer for any commission, fee, or other compensation pursuant to any agreement, arrangement, or understanding entered into by or on behalf of Seller.

19.
Questionable Payments. i-amtv Limited, to Seller’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents, or other Persons acting on behalf of i-amtv Limited, on behalf of i-amtv Limited or in connection with their respective businesses, has not: (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of i-amtv Limited; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment of any nature.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	13

20.
Transactions with Affiliates.  None of the officers or directors of i-amtv Limited and, to Seller’s Knowledge, none of the employees of i-amtv Limited is presently a party to any transaction with i-amtv Limited (other than as holders of stock options and/or warrants, and for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such employee or, to Seller’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, or partner.

21.
Internal Controls.  i-amtv Limited maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

22.
Disclosures.  This Agreement, including all exhibits and schedules thereto, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

B:           SURVIVAL AND INDEMNIFICATION

1.
Survival.  All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three years from the date of this Agreement.

2.
Indemnification. The Seller agrees to indemnify and hold harmless, on an after-insurance recovery basis, the Buyer and its Affiliates and their respective directors, officers, employees, and agents from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorney fees, disbursements, and other expenses incurred in connection with investigating, preparing, or defending any action, claim, or proceeding, pending or threatened, and the costs of enforcement hereof) to which the Buyer may become subject to as a result of any breach of representation, warranty, covenant, or agreement made by the Seller under this Agreement, and will reimburse the Buyer for all such amounts as they are incurred by the Buyer.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	14

3.
Conduct of Indemnification Proceedings.  Promptly after receipt by the Buyer or its Affiliates and their respective directors, officers, employees, and agents (the “Indemnified Person”) of notice of any demand, claim, or circumstances that would or might give rise to a claim or the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Person shall promptly notify the Seller (the “Indemnifying Party”) in writing and Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify Indemnifying Party shall not relieve Indemnifying Party of its obligations hereunder except to the extent that Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (a) Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (b) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, Indemnifying Party shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, Indemnifying Party shall not affect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	15

EXHIBIT "D"

DOCUMENTS FOR REVIEW

The Agreement between i-amtv Limited and it’s appointed agent The Music Kampany Sdn. Bhd.;

All documentation and Agreements describing the arrangements between the bands and i-amtv Limited and/or it’s appointed agents, such as Music Kampany Sdn. Bhd.;

Financial/Accounting and Operating Statements ( Profit & Loss, Balance sheets etc. ) for the last 2 years;

Bank statements for accounts that i-amtv own and operate;

The Agreements with all customers (Radio stations, Cable Television Network operators etc.) to whom i-amtv Limited supply content to;

Any other agency agreements, partnership agreements and distribution agreements that the Seller is or should be aware of;

Projected Profit & Loss Statement for current year;

List of assets, debtors, creditors and other liabilities;

Corporate Articles of Incorporation of the Company;

Corporate By-laws of the Company.

Initials:

Seller /s/ BSM

Buyer /s/ BM

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	16

EXHIBIT "E"

CONDITIONS PRECEDENT

All loans and liabilities on the books of i-amtv Limited due to the Seller as of the Effective Date estimated to be US$338,148 shall be converted into equity by the Seller prior to the Closing Date and prior to the transfer of the 40% of shares to the Buyer in accordance with this Agreement.
Buyer agrees to discontinue operations in any other entity controlled by the Buyer and operating under any name that contains “i-amtv” prior to the Closing Date.

Any other conditions precedent, contained within this Agreement are to be completed prior to the Closing Date.

Initials:

Seller /s/ BSM

Buyer /s/ BM

Intelligent Communication Enterprise Corporation Inc.	Sale And Purchase Agreement	Strictly Confidential	17 June 2011	17

ADDENDUM TO SALE AND PURCHASE AGREEMENT

THIS ADDENDUM TO SALE AND PURCHASE AGREEMENT (the “Addendum”) is an addendum to Exhibit C of that Sale and Purchase Agreement (the “Agreement”) entered into as of June 18, 2011, by and among A. Sudhish M. P. Anandan of 18, SSS1/43, Kampung Tunku, 47300 Petaling Jaya, Selangor D.E, Malaysia, Kam Chong Heng of 18, SSS1/39, Kampung Tunku, 47300 Petaling Jaya, Selangor D.E, Malaysia and Thanabalasingam S. Manickam of No 21, Jalan U6/2B, Desa Subang Permai, 40150 Shah Alam, Selangor D.E, Malaysia, hereinafter collectively referred to as “Seller,” and Intelligent Communication Enterprise Corporation, a company incorporated in Pennsylvania, USA, and whose registered office is 1515 Market Street, Suite 1210, Philadelphia, PA 19102, USA, hereinafter referred to as “Buyer.”

1.           Seller Representations; Access to Information; Independent Investigation.

(a)           Offshore Transaction.  In connection with Seller’s acquisition of the shares of common stock of Buyer (the “ICE Shares”), Seller represents and warrants to Buyer as follows:

(i)           Seller is not a U.S. person, as that term is defined under Regulation S, and is not purchasing the ICE Shares on behalf of any U.S. person.  Under Regulation S, a U.S. person means:

(1)           any natural person resident in the United States;

(2)           any partnership or corporation organized or incorporated under the laws of the United States;

(3)           any estate of which any executor or administrator is a U.S. person;

(4)           any agency or branch of a foreign entity located in the United States;

(5)           any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(6)           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

(7)           any partnership or corporation if (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933 (“Securities Act”), unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501 of Regulation D) that are not natural persons, estates, or trusts.

1

(ii)           Seller was outside of the United States as of the date of execution and delivery of the Agreement and this Addendum.  No offer to purchase the ICE Shares was made in the United States.

(iii)           Seller is purchasing the ICE Shares for its own account or for the account of beneficiaries for whom Seller has full investment discretion, each of which beneficiaries is bound to all of the terms and provisions hereof including all representations and warranties herein.  Seller is purchasing the ICE Shares for investment purposes only and not with a view to, or for sale in connection with, any “distribution” (as such term is used in Section 2(11) of the Securities Act) thereof or for the account or on behalf of any U.S. person.

(iv)           The ICE Shares have not been registered under the Securities Act and may not be transferred, sold, assigned, hypothecated, or otherwise disposed of, unless such transaction is the subject of a registration statement filed with and declared effective by the United States Securities and Exchange Commission (“SEC”) or unless an exemption from the registration requirements under the Securities Act is available.  Seller represents and warrants and hereby agrees that the ICE Shares are “restricted securities” as defined in Rule 144.

(v)           Seller acknowledges that the purchase of the ICE Shares involves a high degree of risk and is aware of the risks and further acknowledges that it can bear the economic risk of the purchase of the ICE Shares, including the total loss of its investment.

(vi)           Seller understands that the ICE Shares are being offered and sold to it in reliance on the safe harbor from the registration requirements of the Securities Act, and that Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Seller set forth herein in order to determine the applicability of such safe harbor and the suitability of Seller to acquire the ICE Shares.

(vii)           Seller is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, to make an informed decision relating thereto, and to protect its own interests in connection with the transaction.

(viii)           In evaluating its investment, Seller has consulted its own investment and/or legal and/or tax advisers.

(ix)           Seller understands that in the view of the SEC, the statutory basis for the safe harbor claimed for this transaction would not be present if the offering of the ICE Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

(x)           Seller is not an underwriter of, or dealer in, the ICE Shares, and Seller is not participating pursuant to a contractual agreement in the distribution of the ICE Shares.

2

(xi)           Seller has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the ICE Shares or any use of this Addendum or the Agreement, including: (1) the legal requirements within its jurisdiction for the purchase of the ICE Shares; (2) any foreign exchange restrictions applicable to such purchase; (3) any governmental or other consents that may need to be obtained; and (4) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the ICE Shares.  Seller’s subscription and payment for, and its continued ownership of the ICE Shares, will not violate any applicable securities or other laws of its jurisdiction.

(xii)           No consent, approval or authorization of, or designation, declaration or filing with any governmental authority on the part of Seller is required in connection with the valid execution and delivery of this Addendum or the Agreement.

(b)           Current Public Information.  Seller acknowledges that Seller has been furnished with or has acquired copies of Buyer’s most recent Annual Report on the Form 10-K filed with the SEC and the Forms 10-Q and 8-K filed thereafter.

(c)           Independent Investigation; Access.  Seller acknowledges that Seller, in making the decision to purchase the ICE Shares subscribed for, has relied upon independent investigations made by it and its Seller representatives, if any, and Seller and such representatives, if any, have prior to any sale to it, been given access and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive answers from, Buyer or any person acting on its behalf concerning the terms and conditions of this offering.  Seller and its advisers, if any, have been furnished with access to all publicly available materials relating to the business, finances, and operation of Buyer and materials relating to the offer and sale of the ICE Shares that have been requested.  Seller and its advisers, if any, have received complete and satisfactory answers to any such inquiries.

(d)           No Governmental Recommendation or Approval.  Seller understands that no federal or state agency has passed on or made any recommendation or endorsement of the ICE Shares.

2.           Restrictive Legend.  Buyer will prepare and issue one or more certificates for the ICE Shares registered in such name or names as specified by Seller.  Such certificate(s) shall bear a legend in substantially the following form:

These shares have been issued pursuant to Regulation S as an exemption to the registration provisions under the Securities Act of 1933, as amended.  These shares cannot be transferred, offered, or sold in the U.S. or to U.S. persons (as defined in Regulation S) unless the securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

3

3.           Exemption; Reliance on Representation.  Seller understands that the offer and sale of the ICE Shares is not being registered under the Securities Act.  Buyer is relying on the terms and provisions governing offers and sales made outside the United States pursuant to Rules 901 through 905 of Regulation S and the Preliminary Notes thereto, which govern this transaction.

4.           Effect of this Addendum.  This Addendum is intended to supplement the provisions of Part A of Exhibit C (Representations and Warranties of Seller) to the Agreement and does not affect or supersede any other provision, term, or condition of the Agreement as executed between Seller and Buyer.

IN WITNESS WHEREOF, the parties have executed this Addendum on the dates set forth below their signatures.

For Seller /s/ A. Sudhish M. P. Anandan By: A. Sudhish M. P. Anandan Date: 1/7/2011 By: Kam Chong Heng Date: /s/ Thanabalasingam S. Manickam By: Thanabalasingam S. Manickam Date: July 1, 2011	For Buyer /s/ Bala Balamurali By: Bala Balamurali Date: 1 July 2011
Witnessed by: /s/ Viji Rajasundram Name: Viji Rajasundram Date	Witnessed by: s/ Viji Rajasundram Name: Viji Rajasundram Date

4